Exhibit 3.1

                            ARTICLE OF INCORPORATION
                                       OF
                               Care Concepts, Inc.

     Undersigned, in order to form a corporation for the purpose hereinafter stated under the laws of the State of Nevada, do hereby certify as follows:

                                    ARTICLE I

     The name of the corporation is Care Concepts, Inc.

                                   ARTICLE II

     The period of its duration is perpetual.

                                   ARTICLE III

     The nature of the business and objects and purposed proposed to be transacted and carried on by the business are:

     1.   To manufacture, re-manufacture, modify and sell or lease vehicles.
     2. To develop and sell products and service throughout the United States and the world.
     3. To carry on any other lawful business whatsoever in connection with any of the foregoing businesses or other businesses, or carry on any business which is calculated directly or indirectly to promote the interest of the company, or in any lawful way enhance the value of this corporation.
     4. This corporation may conduct its business and all other corporate matters both within and without the State of Nevada.

                                   ARTICLE IV

     The authorized capital of the corporation is $25,000, and the aggregate number of shares which the corporation shall have authority to issue is twenty five million (25,000,000) shares of common stock, each share having a par value of $.001 per share. No shareholder or subscriber to the capital stock of the corporation shall be under any obligation to the corporation or its creditors with respect to such stock other than the obligation to pay the corporation the full consideration for which the stock was issued to the shareholder or subscriber.

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     Any stock of the corporation may be issued for money, property, service rendered, labor performed, cash advances made for or on behalf of the company, or for any other assets of value in accordance with the action of the board of directors, whose judgment as to value received in return therefore shall be conclusive, and said stock when issued in exchange shall be fully paid and non-assessable.

                                    ARTICLE V

     The name of the person designated as the corporation's resident agent and agent for the service of process is the Nevada Agency and Trust Company, Suite 880, B of A Plaza, 50 West Liberty, Reno, Nevada, 89501.

                                   ARTICLE VI

     Cumulative voting of shares shall not be permitted.

                                   ARTICLE VII

     No shareholder shall have the pre-emptive right to acquire unissued or treasury stock of company.

                                   ARTICLE VII

     All lawful restrictions on the sale or other disposition of shares of company's stock may be placed upon all or a portion or portions of the certificates evidencing the company's stock or shares.

                                   ARTICLE IX

     The members of the governing board of the corporation shall be styled and known as "Directors," of who there shall originally be three, PROVIDED that at any time subsequent to the original meeting of the Board of Directors of the corporation, the Board may by majority vote of those then and there present increase the composition of the Board by increasing it to not more than ten persons, or by decreasing it to not less than one person, and PROVIDED, further, that a person to be a director need not be a shareholder of the corporation.

     The beginning directors of the corporation are:

     1. Jack D. Kelley, 18014 North 78th Drive, Glendale, AZ 85308
     2. Derold L. Kelley, 18014 North 78th Drive, Glendale, AZ 85308
     3. Brian J. Kelley, 14018 North 63rd Avenue, Glendale, AZ 85306

                                    ARTICLE X

     No officer or director of the corporation shall be personally liable to the corporation or its shareholder for damages for breach of fiduciary duty as an officer or director of the corporation, PROVIDED that any officer or director shall remain liable to the corporation and its stockholder for:

     a. Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or
     b.   The payment or distributions in violation of NRS 78.300

                                   ARTICLE XI

     The names of the original incorporators executing these Articles of Incorporation are:

         1. Jack D. Kelley, 18014 North 78th Drive, Glendale, AZ 85308
         2. Derold L. Kelley, 18014  North 78th  Drive,  Glendale, AZ 85308
         3. Brian J. Kelley, 14018 North 63rd Avenue, Glendale, AZ 85306

                                   ARTICLE XII

     The Board of Directors of the corporation, as well as the shareholders at duly constituted shareholders' meetings, may from time to time adopt, revise or repeal by-laws for the company.

     In witness whereof the undersigned have set their hands and seals this 2nd day of August, 1995.

/s/ Jack D. Kelley                                       /s/ Derold L. Kelley
------------------------------                           -----------------------
Jack D. Kelley                                               Derold L. Kelley
                               /s/ Brian J. Kelley
                               -------------------
                                   Brian J. Kelley

STATE OF ARIZONA     )
                     )SS
COUNTY OF MARICOPA   )

     The foregoing Articles of Incorporation were singed and executed before me this 4th day of August, 1995, by Jack D. Kelley, Derold L. Kelley, and Brian J. Kelley.

                                                 /s/ Signature on File
                                                 -------------------------------
                                                     Notary Public

My Commission Expires (dated)
                             -------------

                           CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                               CARE CONCEPTS, INC.
                              a Nevada Corporation

     Derold L. Kelley of Care Concepts, Inc. do hereby certify

     That the Board of Directors of said corporation at a meeting duly convened, held on the 10th day of October 1997 adopted a resolution to amend the original articles as follows:

     Article ONE (1) is hereby amended to read as follows:

     "The name of the corporation is New Bridge Products, Inc."

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the articles of incorporation is 12,281,151, that the said change and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                                     /s/ Brian J. Kelley
                                                     ---------------------------
                                                     Brian J. Kelley, President


                                                     /s/ Derold L. Kelley
                                                     ---------------------------
                                                     Derold L. Kelley, Secretary

ACKNOWLEDGMENT
State of Arizona
ss.
County of Maricopa

     On Oct. 14, 1997 personally appeared before me, a Notary Public, Brian J. Kelley, President and Derold L. Kelley, Secretary who acknowledged that they executed the above instrument.


                                                  /s/ Maria Y. Delgado
                                                  ------------------------------
                                                      Signatory of Notary

                                         Official Seal
                                         MARIA Y. DELGADO
                                         Notary Public - State of Arizona
                                         MARICOPA COUNTY
                                         My Commission Expires Feb. 23, 2001

                 CERTIFICATE OF CHANGE (INCREASE) IN THE NUMBER
            OF AUTHORIZED SHARES OF THE $.003 PAR VALUE COMMON STOCK
                                       OF
                            NEW BRIDGE PRODUCTS, INC.

     Come now this 5th day of December, 1998, the President and Secretary of New Bridge Products, Inc., a Nevada corporation, and pursuant to NRS 78.209 do hereby state and certify as follows:

     1. The name of the corporation is New Bridge Products, Inc., a Nevada corporation.

     2. The current number of authorized shares of New Bridge Products, Inc., $.003 par value common stock, the only class and series of stock authorized to the company, is 8,333,333 shares, which said $.003 par value common stock shall continue to be the only class and series of stock authorized to the company.

     3. The corporation desires to and hereby certifies that the company is increasing and has increased its $.003 par value common stock authorized to the company from 8,333,333 shares to 20,000,000 shares of $.003 par value common stock, and that effective as of the change in the amount of authorized $.003 par value common stock, the total amount of $.003 par value common stock authorized to the company shall be and is 20,000,0000 shares of $.003 par value common stock.

     4. That pursuant to NRS 78.207, not any approval is required of the stockholders of the company; that all necessary actions, resolutions and documentation to effectuate the increase in the number of shares authorized to the company have been taken, adopted and completed by the Board of Directors of New Bridge Products, Inc.

     5. That the change herein described and certified shall be and is effective as of December 15, 1998, or upon that certain date this said Certificate is filed with and accepted as effective with and by the Secretary of State of the state of Nevada, if that latter date is later than December 15, 1998.

     6. That the President of New Bridge Products, Inc., is now and has been at all times material hereto Brian Kelley, and that the Secretary of the company is now and has been at all times material hereto Derold Kelley.

     Witness the hands and seals of the said President and Secretary this 4th day of December, 1998.

                                                /s/ Brian Kelley
                                                --------------------------------
                                                Brian Kelley, President

                                                /s/ Derold Kelley
                                                --------------------------------
                                                Derold Kelley, Secretary

State of Arizona    )
                    )ss.
County of Maricopa  )

     This instrument was acknowledged before me, a Notary Public, this 4th day of December, 1998, by Brian Kelley, President of New Bridge Products, Inc., and Derold Kelley, Secretary of New Bridge Products, Inc., on behalf of said corporation.

                                     /s/ Cheri R. Sanchez
                                     ----------------------------------
                                     Notary Public

My Commission Expires:
Sept. 14, 2001

                                     Official Seal
                                     CHERI R. SANCHEZ
                                     Notary Public - State of Arizona
                                     MARICOPA COUNTY
                                     My Commission Expires Sep. 14, 2001

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                            New Bridge Products, Inc.

     We the undersigned, Gary Tandy, President, and Derold Kelley, Secretary, of New Bridge Products, Inc. a Nevada Corporation, do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held of the 13th day of July, 1999, adopted a resolution to amend the original articles, as amended, as follows:

     Article IV is hereby amended as follows:

               "The authorized capital of the corporation is $150,000, and the aggregate number of shares which the corporation shall have authority to issue is fifty million (50,000,000) shares of common stock, each share having a par value of $.003 per share. No shareholder or subscriber to the capital stock of the corporation shall be under any obligation to the corporation or its creditors with respect to such stock other than the obligation to pay the corporation the full consideration for which the stock value limited to the shareholder or subscriber."

     The number of shares of the corporation outstanding and entitled to vote out an amendment to the Articles of Incorporation is 19,967,250; that pursuant to NRS 78.320 the said changes and amendments have been attended to and approved in writing by a majority of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                                  /s/ Gary Tandy
                                                  ------------------------------
                                                  Gary Tandy, President

                                                  /s/ Derold Kelley
                                                  ------------------------------
                                                  Derold Kelley, Secretary